UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2006

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida	000-28179	59-3404233
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01.

Entry into a Material Definitive Agreement.

The following is a brief description of the Joint Venture Agreement entered into by the Registrant’s wholly owned subsidiary, Stanford Development Corporation.  The complete text of the Joint Venture Agreement is attached to this Current Report on Form 8-K as exhibit 99.  The description below is qualified in its entirety by the full text of the Joint Venture Agreement.

On July 18, 2006 Stanford Development Corporation (“Stanford”), a wholly owned subsidiary of the Registrant, entered into a Joint Venture Agreement (the “Agreement”) dated July 14, 2006 with Canitalia Industries and 449991 BC Ltd. to form a joint venture for the purpose of purchasing two vacant lots for development (the “Project”).  The lots are comprised of approximately 4.72 acres and are commonly known as 20514 - 80th Avenue and 20542 - 80th Avenue, Langley, British Columbia V3T 2V3.

Pursuant to the Agreement, a new company was to be formed to develop the Project.  The new company, Township Holdings Ltd. (referred to herein as “THL”), has been formed.  Each of the parties to the Agreement will own a one-third interest in THL and each will be entitled to appoint one member to THL’s board of directors.  Stanford will be entitled to appoint the President of THL.  With the exception of the down payment needed to purchase the property that will comprise the Project and except as otherwise set forth in the Agreement, all expenses incurred and all profits earned by THL in conjunction with the Project will be allocated in equal shares among Stanford, Canitalia Industries and 449991 BC Ltd.  The down payment for the Project will be provided by Stanford and 449991 BC Ltd. only.

The Agreement was subject to the Registrant’s satisfactory investigation of the development potential of the property comprising the Project, which investigation was completed on July 18, 2006.  The total purchase price of the property to be developed is $2.99 million.

The Agreement was negotiated among the Registrant, Canitalia Industries and 449991 BC Ltd, who are not related to each other.

THL currently intends to apply for re-development of the lots by sub-division and then intends to resell or develop the sub-divided lots, although there is no assurance that THL will do this.

Item 9.01.

Financial Statements and Exhibits.

99.

Joint Venture Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha                               .

Abdul Ladha, Chief Executive Officer

Dated:  July 24, 2006

Exhibit 99

JOINT VENTURE AGREEMENT

THIS AGREEMENT is dated for reference this 14th day of July, 2006

BETWEEN:

STANFORD DEVELOPMENT CORPORATION, of 1963 Lougheed Highway, Coquitlam, British Columbia, V3K 3T8

(the “Company”)

OF THE FIRST PART

AND:

CANITALIA INDUSTRIES LTD.

(“Canitalia”)

OF THE SECOND PART

AND:

449991 B.C. LTD.

(“Purewal”)

OF THE THIRD PART

WHEREAS:

A.       Canitalia has entered into agreements to purchase two properties located at 20542 - 80th Avenue and 20514 - 80th Avenue, Langley, B.C. (the “Properties”) for $1.7 million each with the intention of proceeding with the development of the Properties (the “Project”); and

B.

The Company, Purewal and Canitalia shall be equal partners in the Project and will share all expenses and profits of the Project as hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties mutually agree as follows:

1.

PARTNERSHIP

1.1

Subject to the terms and conditions hereof, the Company, Canitalia and Purewal (the “Partners”) agree to jointly participate in the Project and each shall have a 33.33% share of the Project.

1.2

The Partners shall cause a new company to be incorporated and each Partner will receive 33.33% of the issued shares of the new company (“Newco”).

1.3

Each Partner shall be entitled to nominate and appoint one director to the Board of Directors of Newco.  The Company’s nominee shall be the President of Newco.

1.4

Newco will arrange for a bank loan to fund the purchase price and related expenses of acquiring the Properties, together with all of the expenses associated with the development of the Project.

1.5

Except as otherwise provided in this Agreement, the Partners shall share equally in all of the expenses and all of the profits of the Project except as otherwise provided in this agreement, including all expenses relating to the bank loans of Newco, including repayment installments, interest charges and legal fees relating to this Agreement.

1.6

The Company and Purewal shall contribute the down payments for the Purchase Price of the Properties and in consideration of the funding and securing the Properties, Canitalia shall not be required to pay any amount of the down payment of the Purchase Price.

1.7

All of the down payment expenses, other than bank financing, are to be shared equally by Newco.

2.

BREACH OF THE AGREEMENT

2.1

In the event that one Partner shall default in the payment of its share of the down payments required to be made pursuant to this Agreement, then the remaining Partners may elect to complete the Defaulting Partner’s obligations under the Agreement. In that event, the defaulting Partner acknowledges that it shall have no further interest in the Properties, the Project or Newco and the defaulting Partner agrees to execute all such documents as shall be necessary to transfer its interest in the Properties, the Project and Newco to the non-defaulting Partners.

2.3

In the event that one Partner shall default in the payment of its share of the down payments required to be made pursuant to this Agreement, then, provided that the non-defaulting Partners were ready willing and able tocomplete the purchase of the Properties, the non-defaulting Partners may elect not to proceed with the purchase of the Properties and may forfeit any deposits that have been paid in respect of such Properties. In that case, the defaulting Partner shall fully reimburse the non-defaulting Partners the full amount of any down payments that were forfeited as a result of the default o the defaulting Partner.

2.4

In the event one Partner shall default in the payment of its share of the mortgage payments required to be made pursuant to this Agreement, then non-defaulting Partners will make the payment and charge the defaulting Partner an interest rate of prime + 10%.

2.5

In the event Newco is unable to secure a bank loan, a third party loan may be arranged so long as the interest rate does not exceed 10% and the loan amount does not exceed 50% of the value of the purchased price of the land.

2.6

In the event one Partner wished to sell his interest in the project, the remaining two partners with have the first right of refusal on the purchase of the interest.

2.7

In the event of disputes amongst the Partners, any one Partner may initiate the shotgun or termination-of-partnership clause by notifying the other shareholders and naming a share price. The shareholders receiving the notice must either sell all of his shares at that price or buy all of the other shareholder’s shares at that price.

Once triggered, the shotgun clause will result in a mandatory transfer of the shares of a shareholder at the share price.

3.

MISCELLANEOUS PROVISIONS

3.1

No Creation of Agency

Except as provided herein, nothing herein shall be construed to constitute any Partner as the agent of another Partner, or in any manner to limit the Partners in the carrying on of their own respective projects or activities.

3.2

 Notices

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered to the parties at the addresses first set out in this Agreement.

Any notice may be effectively given by delivering, or telecopying such notice to the addresses of the Partners.

3.3

 No Waiver

No consent or waiver, express or implied by any party to, or of any breach or default by, another party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party hereunder.  Failure on the part of a party to complain of any act or failure to act of another party, or to declare the other party in default, irrespective of how long such failure continues, provided that notice of complaint was given to another party within thirty (30) days of having become aware of discrepancy, shall not constitute a waiver by such party of its rights hereunder.

3.4

 Severability

In the event that any provisions of this Agreement or any part thereof is invalid, illegal or unenforceable, the remainder of this Agreement shall remain in place.

3.5

 Entire Agreement

Subject to other written agreements between the Partners dated concurrently with or subsequent to the date of this Agreement, this Agreement contains the entire understanding between the parties with respect to the Project, and supersedes any prior agreements and understandings between the parties with respect hereto.

3.6

 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada, and enforced by arbitration or in the Court of British Columbia.

3.7

 Burden and Benefit

This Agreement shall be binding upon, and shall enure to the benefit of the Partners hereto and their respective successors and permitted assigns.

3.8

Time

Time shall be the essence of this Agreement.

IN WITNESS WHEREOF the parties have signed this Agreement by their duly authorized signatures as of the day and year first above written.

STANFORD DEVELOPMENT CORPORATION

Per: ______________________________________

Authorized Signatory

CANITALIA INDUSTRIES LTD.

Per: ______________________________________

Authorized Signatory

449991 B.C. LTD.

Per: ______________________________________

Authorized Signatory